Exhibit 10.28

AMENDMENT No. 1 TO
TERMINATION AND ASSIGNMENT AGREEMENT

THIS AMENDMENT, dated as of October 27, 2003, by and among Acorda Therapeutics, Inc., (“Acorda”), MS Research & Development Corporation (“MS R & D”), Elan Corporation, plc. (“Elan”) and Elan International Services, Ltd. (“EIS”) amends the Termination and Assignment Agreement effective as of September 26, 2003 (the “Assignment Agreement”) by and among Acorda, MS R & D, Elan and EIS (collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties desire to amend and restate certain schedules to the Assignment Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Schedule 2.4 of the Assignment Agreement is hereby amended, restated and replaced in its entirety with “Amended Schedule 2.4” attached to this Amendment.

2.             Schedule 4.3 of the Assignment Agreement is hereby amended, restated and replaced in its entirety with “Amended Schedule 4.3” attached to this Amendment.

3.             Except as expressly amended and restated by this Amendment, all of the provisions of the Assignment Agreement shall remain in full force and effect.  All references to the Assignment Agreement, from and after the date hereof, shall be to the Assignment Agreement as amended by this Amendment.

4.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

Acorda Therapeutics, Inc.

By:	/s/ Ron Cohen
Name:	Ron Cohen
Title:	President and CEO

MS Research & Development Corporation

By:	/s/ Ron Cohen
Name:	Ron Cohen
Title:	President

Elan Corporation, plc.

By:	/s/
Name:
Title:

Elan International Services, Ltd.

By:	/s/ Debra Buryj
Name:	Debra Buryj
Title:	Vice President

Amended Schedule 2.4

AMOUNTS OWING BY MS R&D TO ACORDA AND ELAN

MS R&D Debt:	$607,740*
Owing to Elan:	$129,229

___________________________
*Excludes $113,260 of the amount Owing to Elan that was incurred during the period from July 1, 2002 through June 30, 2003, is included as Accounts Payable at June 30, 2003, and had been converted by Acorda into equity of MS R & D as of June 30, 2003.

Amended Schedule 4.3

BALANCE SHEET

MS Research & Development
BALANCE SHEET
(expressed in United States dollars)

	June 30, 2003	June 30, 2003
	(Unaudited)	Pro Forma (Unaudited)
ASSETS:
Current Assets
Check/Savings	0	0

Total Current Assets	0	0

Total ASSETS	0	0

LIABILITIES AND EQUITY:
Liabilities
Current Liabilities:
Accounts Payable — Due to Elan	113,260	129,229
Accounts Payable — Due to Acorda	—	565,511
Accounts Payable — Other		26,260
Total Accounts Payable	113,260	721,000

Total current liabilities	113,260	721,000

Total liabilities	113,260	721,000

Equity
Contributed Surplus
Contributed Surplus Acorda	8,213,265	8,213,265
Contributed Surplus EIS	1,279,409	1,279,409
	9,492,674	9,492,674

Retained Earnings	(24,605,943)	(25,213,683)

Share Capital
Common Shares Acorda	20	21
Common Shares EPIL II	3	3
Common Shares EIS	1	—
	24	24

Share Premium
Acorda	12,014,988	12,014,988
EIS	2,984,997	2,984,997
	14,999,985	14,999,985

Total liabilities and stockholders’ equity	0	0